CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report on the financial statements of Biotechnology Tools, Inc., dated August 20, 1998 included in this

Amendment No. 1 to Form 8-K, and in Form S-8 (No. 333-16707) pertaining to the 1996 Stock Option Plan, 1996 Director Option Plan, 1988 Stock

Option Plan and 1996 Employee Stock Purchase Plan of Ventana Medical

Systems, Inc.


                                    /s/ Kempisty & Company

                                    Kempisty & Company

New York, New York
December 28, 1998